United States Department of Agriculture
Rural Development

JUN 30 2017

Emily Pace
Arbor One Farm Credit
Vice President, Credit
800 Woody Jones Blvd
Florence, SC 29501

RE: INEOS New Planet BioEnergy
Approval Offer for Purchase of Collateral

Dear Mrs. Pace:

Thank you for your update of June 26, 2017, concerning progress of the liquidation of this account. We are also in receipt of the offer for purchase of collateral.

The Agency has reviewed all documents pertaining to the offer for purchase of collateral and Alliance Bio-Products, Inc. biding firm offer to purchase the asset. The Agency concluded that Alliance Bio-Products, Inc. $8,000,000 collateral purchase offer is acceptable and in the best interest of the government.

Our decision is based on the information provided. It is the Lender's responsibility to ensure that governing regulations are met while concluding disposition of collateral. If you have any questions or for further assistance, please contact Ricardo Colón at (202) 720-4930 or ricardo.colon@wdc.usda.gov.

Sincerely,

CHAD PARKER
Branch Chief, Energy Division
Acting Administrator
Rural Business-Cooperative Service